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                         Consent of Independent Auditors

We consent to the reference to our Firm under the caption "Experts" in the joint Registration Statement on Form F-3 of AT&T Capital Corporation and Newcourt Credit Group Inc. ("Newcourt") and the related prospectus dated March 2, 1999 for the registration of $6,000,000,000 Debt Securities, Debt Warrants, Currency Warrants, Index Warrants and Interest Rate Warrants and to the incorporation by reference therein of our report dated February 4, 1998 on the consolidated financial statements of Newcourt as at December 31, 1997 and 1996 and for the years then ended included in Newcourt's Annual Report on Form 40-F; and our report dated February 22, 1999 on the consolidated financial statements of Newcourt as at December 31, 1998 and 1997 and for the years then ended included in Newcourt's Current Report on Form 6-K, both of which have been filed with the Securities and Exchange Commission.



Toronto, Canada
March 1, 1999                                               Ernst & Young LLP



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